BY-LAWS
                                       OF
                              HARLEY-DAVIDSON, INC.
                            (a Wisconsin corporation)
                      (as amended through August 17, 1994)

                             ARTICLE I. SHAREHOLDERS

        1.01. Annual Meeting. The annual meeting of the shareholders of the corporation (the "Annual Meeting") shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the Annual Meeting. If the election of directors shall not be held on the day fixed as herein provided for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders (a "Special Meeting") as soon thereafter as conveniently may be. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

        1.02.     Special Meetings.

        (a) A Special Meeting may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and shall be called by the Board of Directors upon the demand, in accordance with this Section 1.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

        (b) In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in Article IX of the Restated Articles of Incorporation.

        (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation.
   To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this
   Section 1.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

        (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 1.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

             (i) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

             (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

             (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

             (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

             (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

                  (A) if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 1.02 is 10 or fewer, each shareholder signing any such demand;

                  (B) if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 1.02 is more than 10, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in paragraph (c) of this
             Section 1.02, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

                  (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this
             Section 1.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section
             1.02 from being evaded.

        (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of shareholders (a "Demand Special Meeting"), the date of the Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 1.05 of these by-laws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 pm. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

        (f) The corporation may engage independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

        (g) For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

        1.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting, or for any postponement thereof. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors.

        1.04. Notice of Meeting. Written notice stating the place, day and hour of any Annual Meeting or Special Meeting shall be delivered not less than 10 (unless a longer period is required by law) nor more than 70 days before the date of such meeting. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date. Unless otherwise required by the law, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 1.02 of these by-laws.

        1.05. Fixing of Record Date. The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting.

        1.06. Adjournment. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

        1.07. No Nominee Procedures. The corporation has not established, and nothing in these by-laws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.


                         ARTICLE II. BOARD OF DIRECTORS

        2.01. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting.

        2.02. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors.

        2.03. Quorum. Except as otherwise provided by law or by the Restated Articles of Incorporation or these by-laws, one-half of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

        2.04. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Restated Articles of Incorporation, these by-laws or any contract or agreement to which the corporation is a party.

        2.05. Committees. There may be an Executive Committee. There shall be an Audit Committee composed of independent directors. There shall be a Compensation Committee composed of independent directors. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may create one or more additional committees. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the plessure of the Board of Directors. Except as otherwise provided by law, each committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such power and authority as the Board of Directors shall specify.

        2.06. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these by-laws, members of the Board of Directors (and any committee thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone.

        2.07. Retirement. Notwithstanding that directors are elected for a three year term, a director shall automatically cease to be a director of the corporation effective upon the commencement of the Annual Meeting immediately following such director's seventieth (70th) birthday. Each director, other than a director who is serving or has served as the Chief Executive Officer of the corporation, whose position of principal employment, occupation or affiliation changes substantially, and each director who develops a conflict of interest with the corporation as a result of changes in the business of the corporation, such director's personal interests or such director's principal employer, after his or her most recent election to the Board of Directors shall submit his or her resignation as a director of the corporation promptly following such change, and the Board of Directors (without such director present if the Board of Directors so chooses) shall consider whether to accept such resignation in the interests of the corporation. A director who has submitted his or her resignation shall not be entitled to vote upon the acceptance or rejection of such resignation by the Board of Directors. Resignations pursuant to this bylaw shall be effective immediately upon acceptance by the Board of Directors or such later date as determined by the Board of Directors.


                              ARTICLE III. OFFICERS

        3.01. Officers. The principal officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. All officers shall have the usual powers and shall have the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer may be suspended by the Chief Executive Officer or President with or without cause.

        3.02. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause.

                         ARTICLE IV. GENERAL PROVISIONS

        4.01. Notices. Whenever any statute, the Restated Articles of Incorporation or these by-laws requires notice to be given to any director or shareholder, such notice may be given in writing by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Any such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may also be given by telegram.

        4.02. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.


                           ARTICLE V. INDEMNIFICATION

        5.01. Provision of Indemnification. The corporation shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceedings to which any such Director or Officer is a Party because he or she is or was a Director or Officer of the corporation. The corporation shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a Proceeding, for all Expenses incurred in the Proceeding if the employee was a Party because he or she is or was an employee of the corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director, Officer or employee may be entitled under any written agreement, Board of Directors resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses under this Section 5.01 by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance Expenses to such Director, Officer or employee under this Section 5.01. All capitalized terms used in this Section 5.01 and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.